Exhibit 99.1

Build-A-Bear Workshop, Inc. Shares Outlook for Fourth Quarter and Fiscal Year 2020 Financial Results

Company to present at ICR conference today at 3:30 p.m. EST

ST. LOUIS--(BUSINESS WIRE)--January 11, 2021--Build-A-Bear Workshop, Inc. (NYSE: BBW) today shared its financial expectations for the fourth quarter and fiscal year 2020, in advance of its planned presentation at the 23rd Annual ICR Conference. The Company noted that its projected results reflect ongoing progress from the disciplined execution on its strategy including the acceleration of its digital transformation initiatives. In addition, the Company noted its retail store operations continued to be negatively impacted from local restrictions in response to the COVID-19 pandemic with the disruptions escalating as the fourth quarter progressed. Despite this impact, the Company expects to deliver a significant increase in e-commerce sales, strong gross profit and an increase in cash and equivalents on its balance sheet at quarter-end compared to the prior year’s results.

For the fiscal 2020 fourth quarter (13 weeks ending January 30, 2021 compared to the 13 weeks ended February 1, 2020), the Company expects:

  Total revenues in the range of $88.0 million to $92.0 million compared to $104.6 million in the fiscal 2019 fourth quarter. The Company had a significant reduction in store traffic during the nine-week holiday period ending January 2, 2021 driven by local COVID-19 restrictions which led to an 18% reduction in store operating days (including a decline of 10% in North America and 66% in the United Kingdom). In addition, retail store sales were negatively impacted by a reduction in operating hours as well as limitations on store capacity due to government mandates during the key days leading up to the holiday;
  E-commerce demand to increase in the range of 90 - 100% compared to the fiscal 2019 fourth quarter;
  Earnings before interest and taxes (“EBIT”) to be in the range of $4.0 million to $6.0 million, compared to $7.6 million in the fiscal 2019 fourth quarter; and
  Cash and cash equivalents at quarter end to be between $32 and $37 million, an increase of approximately $5 to $10 million from the prior year’s quarter end and it expects to have no borrowings under its revolving credit facility at the end of the period.

Sharon Price John, Build-A-Bear Workshop President and Chief Executive Officer, commented, “We continue to focus on accelerating our strategy including initiatives to drive our digital transformation, evolve our retail channels and capabilities and maintain solid financial health and liquidity. Our team has continued to adapt to the constant changes in our operating environment driven by ongoing disruption from COVID-19 while leveraging the power and consumer affinity for our brand. We expect to deliver a profitable fiscal 2020 fourth quarter with strong e-commerce growth even as our retail store operations were negatively impacted by crowd size restrictions and governmentally mandated temporary closures, which have been particularly difficult in our UK market.

“We expect to begin fiscal 2021 with an improved cash position compared to the prior year as we remain focused on expense management and preserving liquidity. We anticipate that the actions we have taken to rapidly respond to the evolving circumstances in 2020 combined with our disciplined focus on accelerating key strategic initiatives for future benefit put our company in a position to achieve our stated goal of delivering profitable growth after the macro-environment stabilizes,” concluded Ms. John.

The Company is scheduled to present at the 23rd Annual ICR Conference today, Monday, January 11, 2021, at 3:30 p.m. EST. The presentation will be broadcast over the internet and can be accessed at the Company’s investor relations website, http://IR.buildabear.com. A replay of the broadcast will remain on the Company’s investor relations website for one year.

The Company noted that it expects to report full results for the fourth quarter and fiscal 2020 year in March, 2021.

Note Regarding Non-GAAP Financial Measures:

In this press release, the Company’s financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the Company provides projected and historic EBIT, which is a non-GAAP financial measure. These projections and results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help identify underlying trends in the Company’s business and provide useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results. These measures should not be considered a substitute for or superior to GAAP results. These non-GAAP financial measures are defined and reconciled to the most comparable GAAP measure later in this document.

About Build-A-Bear

Build-A-Bear is a multi-generational global brand focused on “adding a little more heart to life” appealing to a wide array of consumer groups who enjoy the personal expression in making their own “furry friends” to celebrate and commemorate life moments. The 500+ interactive brick-and-mortar retail locations provide guests of all ages an interactive entertaining experience, which often fosters a lasting and emotional brand connection. The company also offers an engaging e-commerce/digital purchasing activity called the “Bear-Builder” at www.buildabear.com. In addition, the company leverages its brand’s power and equity beyond retail through entertaining content, wholesale products and non-plush consumer product categories via licensing agreements with leading manufacturers. Build-A-Bear Workshop, Inc. (NYSE: BBW) posted total revenue of $338.5 million in fiscal 2019. For more information, visit the Investor Relations section of buildabear.com.

Forward-Looking Statements

This press release contains certain statements that are, or may be considered to be, “forward-looking statements” for the purpose of federal securities laws, including, but not limited to, statements that reflect our current views with respect to future events and financial performance. We generally identify these statements by words or phrases such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “future,” “potential” or “continue,” the negative or any derivative of these terms and other comparable terminology. All of the information concerning our future liquidity, future revenues, margins and other future financial performance and results, achievement of operating of financial plans or forecasts for future periods, sources and availability of credit and liquidity, future cash flows and cash needs, success and results of strategic initiatives and other future financial performance or financial position, as well as our assumptions underlying such information, constitute forward-looking information.

These statements are based only on our current expectations and projections about future events. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements, including those factors discussed under the caption entitled “Risks Related to Our Business” and “Forward-Looking Statements” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 16, 2020 and other periodic reports filed with the SEC which are incorporated herein.

All of our forward-looking statements are as of the date of this Press Release only. In each case, actual results may differ materially from such forward-looking information. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of or any material adverse change in one or more of the risk factors or other risks and uncertainties referred to in this Press Release or included in our other public disclosures or our other periodic reports or other documents or filings filed with or furnished to the SEC could materially and adversely affect our continuing operations and our future financial results, cash flows, available credit, prospects and liquidity. Except as required by law, the Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

All other brand names, product names, or trademarks belong to their respective holders.

* Non-GAAP Financial Measures

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results
(dollars in millions)

	Projected	Actual
	Q4	Q4
	2020	2019
Income before income taxes (pre-tax)	$4.0-$6.0	$7.6
Income before income taxes adjustments:
Interest expense (income), net	-	-
Earnings before interest and taxes (EBIT)	$4.0-$6.0	$7.6

Contacts

Investors:
Voin Todorovic
Build-A-Bear Workshop
314.423.8000 x5221

Media:
Public Relations
PR@buildabear.com